Exhibit 99.1

Ally Financial Inc. - International Operations Condensed Combined Financial Statements (unaudited)

March 31, 2014

Condensed Combined Statements of Comprehensive Income (unaudited)

Ally Financial Inc. - International Operations

	Three months ended March 31,
($ in millions)	2014	2013
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$—	$372
Other financing revenue and interest income	—	18

Total financing revenue and other interest income	—	390
Interest expense
Interest on short-term borrowings	—	30
Interest on long-term debt	—	154

Total interest expense	—	184
Depreciation expense on operating lease assets	—	7

Net financing revenue	—	199
Other revenue
Income from equity method investee	33	27
Other income, net of losses	—	32

Total other revenue	33	59
Total net revenue	33	258
Provision for loan losses	—	27
Noninterest expense
Compensation and benefits expense	—	38
Other operating expenses	1	69

Total noninterest expense	1	107
Income before income tax expense	32	124
Income tax expense	—	34

Net income	$32	$90

Translation adjustments
Translation adjustments arising from revaluations during the period	(9)	(37)

Other comprehensive loss net of tax	(9)	(37)

Comprehensive income	$23	$53

The Notes to the Condensed Combined Financial Statements are an integral part of these statements.

Condensed Combined Balance Sheets (unaudited)

Ally Financial Inc. - International Operations

($ in millions)	March 31, 2014	December 31, 2013
Assets
Investment in equity method investee	$541	$517

Total assets	$541	$517

Invested equity
Parent’s net investment	$503	$470
Accumulated other comprehensive income	38	47

Total invested equity	$541	$517

The Notes to the Condensed Combined Financial Statements are an integral part of these statements.

Condensed Combined Statements of Changes in Invested Equity (unaudited)

Ally Financial Inc. - International Operations

($ in millions)	Parent’s net investment	Accumulated other comprehensive income (loss)	Total invested equity
Balance at January 1, 2013	$3,550	$6	$3,556
Net income	90	—	90
Capital contributions	3	—	3
Dividends to Ally Financial Inc.	(28)	—	(28)
Other comprehensive loss, net of tax	—	(37)	(37)

Balance at March 31, 2013	$3,615	$(31)	$3,584

Balance at January 1, 2014	$470	$47	$517
Net income	32	—	32
Capital contributions	1	—	1
Other comprehensive loss, net of tax	—	(9)	(9)

Balance at March 31, 2014	$503	$38	$541

The Notes to the Condensed Combined Financial Statements are an integral part of these statements.

Condensed Combined Statements of Cash Flows (unaudited)

Ally Financial Inc. - International Operations

Three months ended March 31, ($ in millions)	2014	2013
Operating activities
Net cash provided by operating activities	$—	$114

Investing activities
Net increase in finance receivables and loans	—	(293)
Purchases of operating lease assets	—	(11)
Disposals of operating lease assets	—	83
Net change in restricted cash related to variable interest entity	—	(83)
Other, net	—	(37)

Net cash used in investing activities	—	(341)

Financing activities
Net change in short-term borrowings - third party	—	395
Proceeds from issuance of long-term debt - third party	—	1,737
Repayments of long-term debt	—	(1,795)
Net change in related party debt with Ally Financial Inc.	—	(393)
Other, net	—	2

Net cash used in financing activities	—	(54)

Effect of exchange-rate changes on cash and cash equivalents	—	30

Net decrease in cash and cash equivalents	—	(251)
Cash and cash equivalents at beginning of period	—	888

Cash and cash equivalents at end of period	$—	$637

The Notes to the Condensed Combined Financial Statements are an integral part of these statements.

Notes to Condensed Combined Financial Statements (unaudited)

Ally Financial Inc. - International Operations

1.	Description of Business, Basis of Presentation, and Significant Accounting Policies

Ally Financial Inc. and its affiliated companies (formerly GMAC Inc. and referred to herein as “Ally” or “AFI”) is an independent, financial services firm. Founded in 1919, Ally is a leading automotive financial services company with over 90 years of experience providing a broad array of financial products and services to automotive dealers and their customers.

On November 21, 2012, Ally announced that it had reached agreements to sell substantially all of its remaining international automotive finance operations to General Motors Financial Corporation (“GMF”). The agreements include sales of Ally’s international automotive finance operations in 14 countries across Asia, Europe and South America (“AFI-IO”) whose focus has been on five core markets: China (through our joint venture, GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”)), Brazil, Mexico, Germany and the United Kingdom.

On April 1, 2013, AFI completed the disposal of substantially all of the European and Latin American automotive finance operations except for France, Portugal and Brazil; on June 1, 2013 AFI completed the disposal of our operations in France and Portugal; and on October 1, 2013 AFI completed the disposal of our operations in Brazil. The aggregate consideration for these disposals was $3.3 billion, which was paid to our parent.

The agreed China transaction is subject to customary regulatory review and approval as well as other closing conditions including the requirements to deliver carve-out financial statements of AFI-IO. The accompanying special purpose financial statements represent the combined financial position and results of operations for the entities governed under the agreements of sale (herein referred to as the “Carve-out Financial Statements”). Within these financial statements “we”, “us”, “the Company”, and “our” refers to AFI-IO. AFI-IO provides financial services to automotive dealer customers, predominately focusing on financing automobiles manufactured by General Motors Company (“GM”).

Combination and Basis of Presentation

The Carve-out Financial Statements include the combined financial position and results of operations for AFI-IO entities during the periods owned by AFI. The financial information for 2013 recorded within the Condensed Combined Statement of Comprehensive Income represents three months of our operations in Europe, Latin America and China, The Condensed Combined Balance Sheet at March 31, 2014 and December 31, 2013, includes only the investment in China.

The Carve-out Financial Statements include our accounts after eliminating all significant intercompany balances and transactions and include all variable interest entities (VIEs) in which we were the primary beneficiary. Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP).

The financial statements of entities that operate outside of the United States generally are measured using the local currency as the functional currency. All assets and liabilities of foreign subsidiaries are translated into U.S. dollars at quarter-end exchange rates and the results of operations and cash flows are determined using approximate weighted average exchange rates for the period. Translation adjustments are related to foreign subsidiaries using local currency as their functional currency and are reported as a separate component of accumulated other comprehensive income (loss). Foreign currency transaction gains or losses are recorded directly to the Condensed Combined Statement of Comprehensive Income, regardless of whether such amounts are either realized or unrealized. We may elect to enter into foreign-currency derivatives to mitigate our exposure to changes in foreign-exchange rates.

The Carve-out Financial Statements reflect the assets, liabilities, revenues and expenses directly attributable to AFI-IO, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows on a stand-alone basis. The principal allocation methodologies have been described below. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of the AFI-IO in the future or what they would have been had AFI-IO been a separate, stand-alone entity during the periods presented.

        AFI provided certain corporate services to us, and costs associated with these functions have been allocated to us. These allocations include costs related to corporate services, such as executive management, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services. The allocations represent costs for services directly benefiting AFI-IO. A service is a benefit if it improves or has the potential to improve the operations or profitability of the benefited entity. An activity is generally considered to provide a benefit if the party in receipt of the services would have performed the same or similar activity for itself or would be willing to pay a third party to perform the same or similar activity. The total amount of these allocations from AFI were approximately $1 million and $16 million for the three months ended March 31, 2014 and 2013, respectively. These cost allocations are reflected within other operating expenses in our Condensed Combined Statement of Comprehensive Income and classified as “Allocated corporate overhead expense” in Note 7. Management believes the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by us during the periods presented.

The allocations may not reflect the expense we would have incurred as a stand-alone company for the periods presented. Actual costs that we may have incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in certain areas.

The Parent’s net investment represents AFI’s interest in our recorded net assets. The Parent’s net investment balance represents the cumulative net investment made by AFI in us through that date, including any prior net income or loss or other comprehensive income (loss) attributed to us and contributions received from or distributions made to AFI. Certain transactions between us and other related parties that are wholly-owned subsidiaries of AFI, including allocated expenses and settlement of intercompany transactions, are also included in the Parent’s net investment.

Notes to Condensed Combined Financial Statements (unaudited)

Ally Financial Inc. - International Operations

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and that affect income and expenses during the reporting period and related disclosures. In developing the estimates and assumptions, management uses all available evidence; however, actual results could differ because of uncertainties associated with estimating the amounts, timing, and likelihood of possible outcomes.

2.	Other Income, Net of Losses

Details of other income, net of losses, were as follows.

	Three months ended March 31,
($ in millions)	2014	2013
Insurance commissions income (a)	$—	$16
Late charges and other administrative fees	—	9
Other income, net of losses	—	7

Total other income, net of losses	$—	$32

(a)	Primarily represents commissions earned from third party insurance companies related to insurance policies purchased by retail finance customers.

3.	Other Operating Expenses

Details of other operating expenses were as follows.

	Three months ended March 31,
($ in millions)	2014	2013
Allocated corporate overhead expense (a)	$1	$16
Technology and communications	—	16
Local non-income taxes	—	19
Professional services	—	9
Other operating expenses	—	44
Settlement of non-income tax contingency	—	(35)

Total other operating expenses	$1	$69

(a)	Refer to Note 7.

4.	Finance Receivables and Loans, Net

The following tables present an analysis of the activity in the allowance for loan losses on finance receivables and loans.

($ in millions)	Consumer automobile	Commercial	Total
Allowance at January 1, 2013	$155	$23	$178
Charge-offs	(43)	(1)	(44)
Recoveries	14	1	15

Net charge-offs	(29)	—	(29)
Provision for loan losses	30	(3)	27
Other	1	—	1

Allowance at March 31, 2013	$157	$20	$177

Allowance for loan losses
Ending balance	$157	$20	$177
Individually evaluated for impairment	—	6	6
Collectively evaluated for impairment	157	14	171
Finance receivables and loans, net
Ending balance	10,572	4,603	15,175
Individually evaluated for impairment	—	72	72
Collectively evaluated for impairment	10,572	4,531	15,103

Notes to Condensed Combined Financial Statements (unaudited)

Ally Financial Inc. - International Operations

5.	Derivative Instruments and Hedging Activities

We entered into derivative instruments, including interest rate and foreign-currency swaps and options in connection with our market risk management activities. Derivative instruments were used to manage interest rate risk relating to specific groups of assets and liabilities, including debt. In addition, we used foreign exchange contracts to mitigate foreign-currency risk associated with foreign-currency-denominated debt. Our primary objective for utilizing derivative financial instruments was to manage market risk volatility associated with interest rate and foreign-currency risks related to the assets and liabilities.

Interest Rate Risk

We executed interest rate swaps to modify our exposure to interest rate risk by converting certain fixed-rate instruments to a variable-rate and certain variable-rate instruments to a fixed rate. We monitored our mix of fixed- and variable-rate debt in relation to the rate profile of our assets. When it is cost-effective to do so, we entered into interest rate swaps to achieve our desired mix of fixed- and variable-rate debt.

We entered into economic hedges to mitigate exposure for the following categories.

•	Debt — We did not apply hedge accounting to our derivative portfolio held to mitigate interest rate risk associated with our debt portfolio. Typically, the significant terms of the interest rate swaps match the significant terms of the underlying debt resulting in an effective conversion of the rate of the related debt.

•	Other — We entered into interest rates swaps to economically hedge our net fixed versus variable interest rate exposure.

Foreign Currency Risk

We entered into derivative financial instruments to mitigate the risk associated with variability in cash flows related to foreign-currency financial instruments. Currency swaps were used to economically hedge foreign exchange exposure on foreign-currency-denominated debt by converting the funding currency to the same currency of the assets being financed. Similar to our interest rate derivatives, the swaps were generally entered into or traded concurrent with the debt issuance with the terms of the swap matching the terms of the underlying debt.

We have not elected to treat any foreign-currency derivatives as hedges for accounting purposes principally because the changes in the fair values of the foreign-currency swaps are substantially offset by the foreign-currency revaluation gains and losses of the underlying assets and liabilities.

Condensed Combined Statement of Comprehensive Income Presentation

The following table summarizes the location and amounts of gains and losses on derivative instruments reported in our Condensed Combined Statement of Comprehensive Income.

	Three months ended March 31,
($ in millions)	2014	2013
Economic derivatives
Gain (loss) recognized in earnings on derivatives
Interest rate contracts
Other income, net of losses	$—	$(7)

Total interest rate contracts	—	(7)

Foreign exchange contracts (a)
Interest on long-term debt	—	36

Total foreign exchange contracts	—	36

Gain recognized in earnings on derivatives	$—	$29

(a)	Amounts exclude gains and losses related to the revaluation of the related foreign-denominated debt or receivable. Losses of $34 million were recognized for the period ended March 31, 2013.

6.	Contingencies and Other Risks

In the normal course of business, we enter into transactions that expose us to varying degrees of risk.

Legal Proceedings

We are subject to potential liability under various governmental proceedings, claims, and legal actions that are pending or otherwise asserted against us. We are named as defendants in a number of legal actions, and we are involved in governmental proceedings arising in connection with our respective businesses. Some of the pending actions purport to be class actions, and certain legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. We establish reserves for legal claims when payments associated with the claims become probable and the payments can be reasonably estimated. Given the inherent difficulty of predicting the outcome of litigation and regulatory matters, it is generally very difficult to predict what the eventual outcome will be, and when the matter will be resolved. The actual costs of resolving legal claims may be higher or lower than any amounts reserved for the claims.

Notes to Condensed Combined Financial Statements (unaudited)

Ally Financial Inc. - International Operations

Other Contingencies

We are subject to potential liability under various other exposures including tax, nonrecourse loans, self-insurance, and other miscellaneous contingencies. We establish reserves for these contingencies when the item becomes probable and the costs can be reasonably estimated. The actual costs of resolving these items may be substantially higher or lower than the amounts reserved for any one item. Based on information currently available, it is the opinion of management that the eventual outcome of these items will not have a material adverse impact on our results of operations, financial position, or cash flows.

7.	Related Party

Pursuant to AFI’s Bylaws dated December 30, 2009 (the Bylaws), we must, subject to certain limited exceptions, conduct all transactions with our affiliates, current or former officers or directors, or any of their respective family members on terms that are fair and reasonable and no less favorable to AFI-IO than we would obtain in a comparable arm’s-length transaction with an independent third party.

Related party transactions are primarily settled in cash. Certain related party transactions are settled by non-cash capital contributions or dividends. AFI, as a parent, has provided guarantees on certain AFI-IO loan obligations.

A summary of the income statement effect of transactions with AFI follows:

	Three months ended March 31,
Three months ended March 31, ($ in millions)	2014	2013
Net financing revenue
Interest expense on loans with Ally Financial Inc.	$—	$20
Guarantee fees expense	—	5
Other expense
Allocated corporate overhead expense (Refer to Note 1)	1	16

8.	Income Taxes

For interim income tax reporting we estimate our annual effective tax rate and apply it to our year to date ordinary income. Tax jurisdictions with a projected or year to date loss for which a tax benefit cannot be realized are excluded. The tax effects of unusual or infrequently occurring items, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, are reported in the interim period in which they occur.

9.	Subsequent Events

We have evaluated subsequent events through June 2, 2014, the date our financial statements were issued.